EXHIBIT 23.2

                      Consent of Coopers & Lybrand L.L.P.,

                         Certified Public Accountants,

                              dated March 13, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 (File No. 333-15411) of our report dated January 22, 1997 on our audits of the financial statements of CNL American Properties Fund, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Orlando, Florida
March 13, 1997